Exhibit 24.0

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David J. O’Connor and Scott D. Nogles, as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Form AC Application for Conversion (the “Application”) by Enfield Mutual Holding Company, and the Registration Statement on Form SB-2 by NEBS Bancshares, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the “OTS”) or the U.S. Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Application and the Registration Statement on Form SB-2 have been duly signed by the following persons in the capacities and on the dates indicated.

NAME	DATE

/s/ David J. O’Connor David J. O’Connor President, Chief Executive Officer and Director (principal executive officer) NEBS Bancshares, Inc.	September 13, 2005

President, Chief Executive Officer and Director Enfield Mutual Holding Company (principal executive officer)

/s/ Scott D. Nogles Scott D. Nogles Senior Vice President and Chief Financial Officer (principal financial and accounting officer) NEBS Bancshares, Inc.	September 13, 2005

Senior Vice President and Chief Financial Officer (principal financial and accounting officer) Enfield Mutual Holding Company

/s/ Peter T. Dow Peter T. Dow Chairman of the Board NEBS Bancshares, Inc.	September 13, 2005

Chairman of the Board Enfield Mutual Holding Company

/s/ Lucien P. Bolduc Lucien P. Bolduc Director NEBS Bancshares, Inc.	September 13, 2005

Director Enfield Mutual Holding Company

/s/ Myron J. Marek Myron J. Marek Director NEBS Bancshares, Inc.	September 13, 2005

Director Enfield Mutual Holding Company

Dorothy K. McCarty Director NEBS Bancshares, Inc.

Director Enfield Mutual Holding Company

/s/ William C. Leary William C. Leary Director NEBS Bancshares, Inc.	September 13, 2005

Director Enfield Mutual Holding Company

/s/ Richard K. Stevens Richard K. Stevens Director NEBS Bancshares, Inc.	September 13, 2005

Director Enfield Mutual Holding Company

/s/ Richard M. Tatoian Richard M. Tatoian Director NEBS Bancshares, Inc.	September 13, 2005

Director Enfield Mutual Holding Company

/s/ Cynthia M. Nemeth Cynthia M. Nemeth Director Enfield Mutual Holding Company	September 13, 2005